Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-202804, 333-205451) and Form S-8 (No. 333-125175, 333-122569, 333-115178, 333-196710) of Global Indemnity, plc of our report dated March 16, 2015 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

March 14, 2016